CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 13 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 18, 1996, relating to the financial statements and financial highlights appearing in the August 31, 1996 Annual Report to Shareholders of the Evergreen Money Market Fund, which are also incorporated by reference into the Registration Statement and to the use in the Statement of Additional Information of our report dated September 6, 1996, relating to the statements of assets and liabilities at September 6, 1996 of Evergreen Institutional Money Market Fund and Evergreen Institutional Treasury Money Market Fund, which appear in the Statement of Additional Information. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036
October 30, 1996





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